SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (hereinafter referred to as this “Agreement”) is entered this the 11th day of May 2013, by and among by and among U.S. PRECIOUS METALS, INC., a Delaware corporation ("USPR"), 179 Route 9 North, Suite 306, Marlboro, New Jersey 07728 and RESOURCE TECHNOLOGY CORPORATION, a Florida corporation ("Seller"), 175 SW 7th Street, Suite 2210, Miami, Florida 33130 (“RTC”) and the SHAREHOLDERS of RTC (the “RTC Shareholders”):

* W I T N E S S E T H *

WHEREAS, USPR agrees to acquire 100% of the issued and outstanding shares of RTC from the RTC Shareholders in exchange for the issuance of certain shares of USPR (“Exchange”) and the RTC Shareholders agree to exchange their shares of RTC on the terms described herein all in a transaction that qualifies under Section 354 and 368(a)(1)(b) of the Internal Revenue Code of 1986, as amended,

WHEREAS, on the Closing Date, RTC will become a wholly-owned subsidiary of USPR;

* * *

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I

REPRESENTATIONS, COVENANTS, AND

WARRANTIES OF RTC

As an inducement to, and to obtain the reliance of USPR, except as set forth in the RTC Schedules (as hereinafter defined), RTC and the RTC Shareholders (jointly and severally) represent and warrant (except as otherwise indicated herein) as of the date hereof and as of the Closing Date, as follows:

Section 1.01. Incorporation. RTC is a company duly incorporated, validly existing, and in good standing under the laws of Florida and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.  The execution and delivery of this Agreement by RTC does not, and the consummation of the transactions contemplated hereby will not, violate any provision of their respective articles of incorporation or formation documents. RTC has taken all actions required by law, its articles of incorporation and by-laws, or otherwise to authorize the execution and delivery of this Agreement. RTC has full power, authority, and legal capacity and has taken all action required by law, its memorandum of association and articles of association, and otherwise to consummate the transactions herein contemplated.

Section 1.02. Authorized Shares.  The number of shares which RTC is authorized to issue consists of 600,000,000 shares of common stock, 0.00001 par value per share.  There are 600,000,000 shares currently issued and outstanding.  The issued and outstanding shares are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person. As of the Closing Date, there are no equity securities of any class of RTC, or any securities exchangeable or

1

convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. There are no options, warrants, equity securities, calls, rights (including preemptive rights), commitments or agreements of any character to which RTC is a party or by which it is bound obligating RTC to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of RTC or obligating RTC to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. There are no registration rights and, there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of RTC.

  Section 1.03. Subsidiaries and Predecessor Corporations.  RTC has no subsidiaries nor predecessor companies.

Section 1.04. Financial Position, Taxes & Liabilities.

(a). Other than the contracts disclosed in Section 1.09, RTC has no asses, no liabilities, contingent or otherwise, and no income from operations.

(b) there no tax liens or outstanding tax audits affecting RTC, RTC has duly and punctually paid all governmental fees and taxation which it has become liable to pay and has duly allowed for all taxation reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for governmental fees or taxation and RTC has made any and all proper declarations and returns for taxation purposes and all information contained in such declarations and returns is true and complete.

(c). RTC has (i) timely filed all tax returns that are required to have been filed by it with all appropriate taxing authorities (and all such returns are true and correct and fairly reflect in all material respects its operations for tax purposes), and (ii) timely paid all taxes shown as owing on such tax returns or assessed by any taxing authority (other than taxes the validity of which are being contested in good faith by appropriate proceedings). RTC has not incurred (or will incur) a tax liability other than a tax liability in the ordinary course of business and in accordance with past custom and practice. The books and records, financial and otherwise, of RTC are in all material aspects complete and correct and have been maintained in accordance with generally accepted accounting principles consistently applied throughout the periods involved.

(c). All of RTC’s assets are free and clear of all liens and encumbrances, and, except as set forth in the RTC Schedules, RTC has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 1.05. Information.  The information concerning RTC set forth in this Agreement and in the RTC Schedules is complete and accurate in all material respects as required under the Agreement and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, RTC has fully disclosed in writing to USPR (through this Agreement or the RTC Schedules) all information relating to matters involving RTC or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $10,000 liability, (ii) have led or may lead to a competitive disadvantage on the part of RTC or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on RTC, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

2

Section 1.06. Options or Warrants.  There are no existing options, warrants, convertible securities, phantom stock, voting agreements, voting trusts, shareholder agreements, rights of first refusal, redemptions, calls, or commitments of any character relating to the authorized and unissued stock of RTC.

Section 1.07. Absence of Certain Changes or Events.  Since the date of this Agreement and except as disclosed in this Agreement (including the RTC Schedules):

(a). There has not been (i) any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of RTC or (ii) any damage, destruction or loss to RTC (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of the RTC;

(b). RTC has not (i) amended its articles of incorporation; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to shareholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of the RTC; (iv) entered into any transactions or agreements other than in the ordinary course of business; (v) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vi) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees; or (vii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees; and

(c). RTC has not (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights or canceled, or agreed to cancel, any debts or claims; or (iv) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock) except in connection with this Agreement.

(d). to their knowledge, RTC has become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of the RTC.

Section 1.08. Litigation and Proceedings. There are no claims, actions, suits, proceedings, court orders, or investigations pending or, to the knowledge of RTC after reasonable investigation, threatened by or against RTC, the RTC Shareholders, or affecting RTC or its business or properties or the RTC Shares, at law or in equity.  RTC does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances, which, after reasonable investigation, would result in the discovery of such a default.

3

Section 1.09. Contracts.

(a). All contracts, agreements, franchises, license agreements, debt instruments or other commitments to which RTC is a party or by which it or any of its assets, products, technology, or properties are bound are set forth on the RTC Schedules, including a Plasmification™ Toll Processing Agreement dated May 10, 2013 by and between Plasma Processing LP, a Florida based Limited Partnership (“PP LP”) and RTC (“Processing Agreement”).

(b). All contracts, agreements, franchises, license agreements, and other commitments to which RTC is a party or by which its properties are bound and which are material (as defined above) to the operations of RTC taken as a whole are valid and enforceable by RTC in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally, and there are no violations or breaches of any material agreement by any party; and

(c). RTC is not a party to any oral or written (i) material contract for the employment of any officer or employee; (ii) material profit sharing, bonus, deferred compensation, stock option, severance pay, pension, employee benefit or retirement plan, (iii) material agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation; (vi) material collective bargaining agreement; (vii) material agreement with any present or former officer or director of RTC, (v) there have been no employees strikes or labor disputes involving any employees of RTC, and (vi) no form of compensation in a material amount payable or due to any employee of RTC is in arrears.

Section 1.10. No Conflict.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not; violate any law, rule, regulation, order, or decree of any governmental authority to which RTC is subject, nor result in a material breach of any contract or arrangement to which RTC or the RTC Shareholders are bound and to which the RTC Shares are subject, nor result in a violation or breach by RTC or the RTC Shareholders of any judgment, order, writ, injunction or decree issued against or imposed upon RTC or the RTC Shareholders, nor result in a material breach or default under (or an event that, with giving of notice or passage of time or both, would constitute a breach of or default under), or termination of, or accelerate the performance required by, nor result in the creation or imposition of, any material security interest, lien, charge or other encumbrance upon the RTC Shares under any contract, instrument or agreement to which RTC or the RTC Shareholders are a party or by which RTC or the RTC Shareholders are bound, and nor result in any material violation, or be in conflict with or constitute a default under any organizational documents, by-laws or other corporate documents of each RTC, if any,

Section 1.11 Consents. No consent, permit, license, order, appointment, franchise, certificate, approval or authorization of, or registration, declaration or filing with (i) any foreign, federal, state or local court, administrative agency or commission or other governmental authority or instrumentality (a "Governmental Entity"), or (ii) any other party, is required by RTC or the RTC Shareholders in connection with the execution, delivery and performance of this Agreement.

Section 1.12. Compliance With Laws and Regulations.  To the best of its knowledge, RTC (i) has complied in all respects with all laws, common laws, rules, regulations, ordinances, codes, statutes, judgments, injunctions, orders, decrees, permits, policies and other requirements of any Governmental Entity applicable to Seller or its business, or by which any of Seller's properties or assets may be bound ("Laws"); (ii) was not required to obtain any consents, permits, licenses, orders, appointments, franchises, certificates, approvals, authorizations and registrations issued by any Governmental Entity necessary for the conduct of its business to date; and (iii) is not in default with respect to any order, rule, writ, judgment, award, injunction or decree of any Governmental Entity or

4

arbitral tribunal, applicable to Seller, its business or any of its assets, properties or operations, except to the extent any such noncompliance, failure to have or default shall not, individually or in the aggregate, have a Material Adverse Effect. As used in this Agreement, the term “Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of the applicable party or on the ability of that party to consummate the transactions contemplated by this Agreement.

Section 1.13. Approval of Agreement.  The Board of Directors of RTC has authorized the execution and delivery of this Agreement by RTC and has approved this Agreement and the transactions contemplated hereby, and will recommend to the RTC Shareholders that the Exchange be accepted.

Section 1.14. RTC Schedules.  RTC has delivered to USPR the following schedules together with other schedules in this Article I (collectively referred to as the “RTC Schedules”) all of which will be certified by the chief executive officer of RTC as required under Section 6.02 as complete, true, and correct in all material respects as of the Closing Date:

(a). a schedule containing complete and correct copies of the articles of incorporation, by-laws, organizational and all shareholder meeting minutes, and all board of director resolutions or meeting minutes of RTC in effect as of the date of this Agreement;

(b). a schedule contain all of the contracts, agreements, franchises, license agreements, debt instruments or other commitments to which RTC is a party as described in Section 1.09;

(c). a schedule of any exceptions to the representations made herein; and

(d). a schedule containing the other information requested above.

RTC shall cause the RTC Schedules and the instruments and data delivered to USPR hereunder to be promptly updated after the date hereof up to and including the Closing Date.

  Section 1.15. Valid Obligation.  This Agreement and all agreements and other documents executed by the RTC, as applicable, in connection herewith constitute the valid and binding obligation of RTC, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 1.16. Title to Assets; Liens, Etc.   RTC has good and marketable title to its assets.

Section 1.17 Undisclosed Liabilities. There is no liability or obligation of Seller except those that are disclosed herein.

Section 1.18. Material Transactions or Affiliations.  Other than the Processing Agreement, there exists no contract, agreement or arrangement between RTC and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by RTC to own beneficially, 5% or more of the issued and outstanding shares or equity interest of RTC and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof.  RTC has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any affiliated person.

5

ARTICLE II

REPRESENTATIONS, COVENANTS, AND

WARRANTIES REGARDING USPR

It is understood that USPR is a reporting company under the Securities Exchange Act of 1934, and files all material information with the Securities and Exchange Commission under its EDGAR format (which includes filings made by USPR up to and including the Closing Date) (“USPR SEC Filings”). As an inducement to, and to obtain the reliance of RTC and the RTC Shareholders, USPR represents and warrants, except as may be qualified below, as of the date hereof and as of the Closing Date (to its actual knowledge only), as follows:

Section 2.01. Organization. USPR is a company duly incorporated, validly existing, and in good standing under the laws of Delaware and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.  The execution and delivery of this Agreement by USPR does not, and the consummation of the transactions contemplated hereby will not, violate any provision of their respective articles of incorporation or formation documents. Except as stated herein, USPR has taken all actions required by law, its articles of incorporation and by-laws, or otherwise to authorize the execution and delivery of this Agreement. USPR has full power, authority, and legal capacity and has taken all action required by law, its memorandum of association and articles of association, and otherwise to consummate the transactions herein contemplated.

Section 2.02. Capitalization.

On the date hereof, (i) the number of shares which USPR is authorized to issue consists of 150,000,000 shares of common stock, $0.00001 par value per share and 10,000,000 shares of preferred stock, $0.00001 par value, and (ii) 109,257,912 shares of common stock and no shares of preferred stock currently issued and outstanding (with an outstanding obligation as of the date of this Agreement to issue an additional 1,333,334 shares of common stock).  The issued and outstanding shares are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person. It is understood however that prior to Closing USPR will be required to raise additional funds to support its ongoing working capital requirements which will result in the issuance of additional shares of common stock and stock purchase warrants.

Section 2.03. Subsidiaries and Predecessor Corporations.  USPR does not have any predecessor corporation(s), no subsidiaries, and does not own, beneficially or of record, any shares of any other corporation, other than U.S. Precious Metals de Mexico, S.A. de C.V, a corporation formed under the laws of Mexico.

Section 2.04. Financial Statements.

(a). All financial and other information of USPR are contained in the USPR SEC Filings. Specifically, the USPR SEC Filings contain audited balance sheets of USPR as of May 31, 2012 and June 30, 2011, the related audited statements of operations, shareholders’ equity and cash flows together with the notes to such statements and the opinion of Jeffrey & Company, independent certified public accountants, with respect thereto;

(b). In addition, the USPR SEC Filings contain unaudited balance sheets of August 31, 2012, November 30, 2012 and February 28, 2013, respectively and the related unaudited statements of

6

operations, shareholders’ equity and cash flows for the quarters ended on such dates which financial statements have been reviewed by Jeffrey & Company;

(c). All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The USPR balance sheets are true and accurate and present fairly as of their respective dates the financial condition of USPR.  As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, USPR had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of USPR, in accordance with generally accepted accounting principles. The statements of operations, shareholders’ equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles;

(d). USPR has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable;

(e). USPR has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof.  Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts, which, in the aggregate, are immaterial;

(f). The books and records, financial and otherwise, of USPR are in all material aspects complete and correct and have been maintained in accordance with generally accepted accounting principles consistently applied throughout the periods involved; and

(g). All of USPR’s assets are reflected on its financial statements, and, except as set forth in the financial statements of USPR or the notes thereto, USPR has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 2.05. Information.  The information concerning USPR set forth in this Agreement and as provided to RTC by USPR is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, USPR has fully disclosed in writing to RTC (through this Agreement or otherwise) either directly or through the USPR SEC Filings all information relating to matters involving USPR or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $50,000 liability, (ii) have led or may lead to a competitive disadvantage on the part of USPR or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on USPR, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

Section 2.06. Options or Warrants.  As of the date hereof, all existing options, warrants, convertible securities, phantom stock, voting agreements, voting trusts, shareholder agreements, rights of first refusal, redemptions, calls, or commitments of any character relating to the authorized and unissued shares of USPR are set forth in the USPR SEC Filings, except that in addition to the disclosures contained in the USPR SEC Filings; (i) USPR has issued an additional 100,000 stock purchase warrants, and (ii) as of the date of this Agreement, USPR has an outstanding obligation to issue an additional 666,667 shares purchase warrants.

7

Section 2.07. Absence of Certain Changes or Events.  Since February 28, 2013 and except as disclosed (i) in the Agreement, (ii) otherwise disclosed in writing to RTC, or (iii) in the USPR SEC Filings:

(a). there has not been (i) any material adverse change in the business, operations, properties, assets or condition of USPR or (ii) any damage, destruction or loss to USPR (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of USPR;

(b). USPR has not (i) amended its Articles of Incorporation except as required by or referenced in this Agreement; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of USPR; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any transactions or agreements other than in the ordinary course of business; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $10,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

(c). USPR has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds; (iii) incurred, paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent USPR balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $100,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than $100,000); or (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of USPR; and

(d). to the knowledge of USPR and the USPR Shareholders, USPR has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of USPR.

Section 2.08. Litigation and Proceedings.  Except as stated in the USPR SEC Filings, there are no actions, suits, proceedings or investigations pending or, to the knowledge of USPR after reasonable investigation, threatened by or against USPR or affecting USPR or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  USPR has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance, which after reasonable investigation would result in the discovery of such default.

8

Section 2.09. Contracts.

Except as disclosed (i) in the Agreement, (ii) otherwise disclosed in writing to RTC, or (iii) in the USPR SEC Filings:

(a). USPR is not a party to, and its assets, products, technology and properties are not bound by, any contract, franchise, license agreement, agreement, debt instrument or other commitments whether such agreement is in writing or oral;

(b). USPR is not a party to or bound by, and the properties of USPR are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award; and

(c). USPR is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, employee benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of USPR.

Section 2.10. No Conflict The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not; violate any law, rule, regulation, order, or decree of any governmental authority to which USPR is subject, nor result in a material breach of any contract or arrangement to which USPR is bound, nor result in a violation or breach by USPR of any judgment, order, writ, injunction or decree issued against or imposed upon USPR, nor result in a material breach or default under (or an event that, with giving of notice or passage of time or both, would constitute a breach of or default under), or termination of, or accelerate the performance required by, nor result in the creation or imposition of, any material security interest, lien, charge or other encumbrance upon USPR under any contract, instrument or agreement to which USPR is a party or by which USPR is bound, and nor result in any material violation, or be in conflict with or constitute a default under any organizational documents, by-laws or other corporate documents of each USPR, if any,

Section 2.11. Compliance With Laws and Regulations.  To the best of its knowledge, USPR has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof.  This compliance includes, but is not limited to, the filing of all reports and forms to date with federal and state securities authorities.

Section 2.12. Approval of Agreement.  The Board of Directors of USPR has authorized and approved the execution and delivery of this Agreement by USPR and the transactions contemplated hereby, and has recommended that the Agreement and the transactions contemplated herein be presented to its shareholders for approval.

Section 2.13. Material Transactions or Affiliations.  Except as disclosed herein (including Section 2.07) or in the USPR SEC Filings, there exists no contract, agreement or arrangement between USPR and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by USPR to own beneficially, 5% or more of the issued and outstanding common stock of USPR and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof.   USPR has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any affiliated person.

9

Section 2.14. [Intentionally Omitted]

Section 2.15. [Intentionally Omitted]

Section 2.16. Valid Obligation.  This Agreement and all agreements and other documents executed by USPR in connection herewith constitute the valid and binding obligation of USPR, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 2.17. SEC Filings; Financial Statements.

(a). As of their respective dates, to USPR’s knowledge, the USPR SEC Filings: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act of 1933, as amended (“Securities Act”), the Exchange Act or the Sarbanes-Oxley Act of 2002, as the case may be, and the rules and regulations of the SEC thereunder applicable to such USPR SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b). Each set of financial statements (including, in each case, any related notes thereto) contained in the USPR SEC Reports comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q promulgated under the Exchange Act) and each fairly presents in all material respects the financial position of USPR at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a material adverse change on USPR taken as a whole.

(c). There are no amendments or modifications to USPR SEC Reports which have not yet been filed with the SEC but which will be required to be filed, including any agreements, documents or other instruments which previously had been filed by Purchaser with the SEC pursuant to the Securities Act or the Exchange Act.

(d). The are no outstanding comment or other letters from the SEC to USPR which have not been satisfied by USPR.

(e). There are no outstanding written communications from Financial Industry Regulatory Authority (FINRA) regarding USPR.

(f). All the accounts, books, registers, ledgers, Board minutes and financial and other records of whatsoever kind of Purchaser have been fully, properly and accurately kept and completed; there are no material inaccuracies or discrepancies of any kind contained or reflected therein; and they give and reflect a true and fair view of the financial, contractual and legal position of USPR. USPR maintains a system of internal accounting controls sufficient, in the judgment of USPR to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial

10

statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

Section 2.18. Exchange Act Compliance.  USPR is in compliance with, and current in, all of the reporting, filing and other requirements under the Exchange Act, the Ordinary Shares have been registered under Section 12(g) of the Exchange Act, and USPR is in compliance with all of the requirements under, and imposed by, Section 12(g) of the Exchange Act, except where a failure to so comply is not reasonably likely to have a Material Adverse Effect on USPR.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF

THE RTC SHAREHOLDERS

The RTC Shareholders hereby represents and warrants, severally and solely, to USPR as follows.

Section 3.01. Good Title.  Each of the RTC Shareholders is the record and beneficial owner, and has good title to the shares of RTC as set opposite such shareholders name on Schedule 3.01 (“RTC Shares”), with the right and authority to sell and deliver such RTC Shares, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever. At Closing, USPR will receive good title to such RTC Shares, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature or restriction.

Section 3.02. Power and Authority. Each of the RTC Shareholders has the legal power, capacity and authority to execute and deliver this Agreement to consummate the transactions contemplated by this Agreement, and to perform his obligations under this Agreement.  This Agreement constitutes a legal, valid and binding obligation of the RTC Shareholders, enforceable against the RTC Shareholders in accordance with the terms hereof.

Section 3.03. No Conflicts.  The execution and delivery of this Agreement by the RTC Shareholders and the performance by the RTC Shareholders of their obligations hereunder in accordance with the terms hereof: (a) will not require the consent of any third party or governmental entity under any laws; (b) will not violate any laws applicable to the RTC Shareholders and (c) will not violate or breach any contractual obligation or arrangement to which the RTC Shareholders are a party.

Section 3.04. Finder’s Fee. Each of the RTC Shareholders represents and warrants that it has not created any obligation for any finder’s, investment banker’s or broker’s fee in connection with the Exchange.

Section 3.05. Purchase Entirely for Own Account. The Exchange Shares (as defined in Section 4.01 herein) proposed to be acquired by each of the RTC Shareholders hereunder will be acquired for investment for its own account, and not with a view to the resale or distribution of any part thereof, and each of the RTC Shareholders has no present intention of selling or otherwise distributing the Exchange Shares, except in compliance with applicable securities laws.

11

Section 3.06. Acquisition of Exchange Shares for Investment.

(a). Each RTC Shareholder is acquiring the Exchange Shares for investment for RTC Shareholder’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and each RTC Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same.  Each RTC Shareholder further represents that he or she does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Exchange Shares.

(b). Each RTC Shareholder represents and warrants that he or she: (i) can bear the economic risk of his respective investments, and (ii) possesses such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in USPR and its securities.

(c). Each RTC Shareholder understands that the Exchange Shares are not registered under the Securities Act and that the issuance thereof to such RTC Shareholder is intended to be exempt from registration under the Securities Act pursuant to Rule 144 promulgated thereunder. Each certificate representing the Exchange Shares shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAW. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, HYPOTHECATED, SOLD OR TRANSFERRED, NOR WILL ANY ASSIGNEE OR TRANSFEREE THEREOF BE RECOGNIZED BY THE COMPANY AS HAVING ANY INTEREST IN SUCH SHARES, IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SHARES UNDER THE ACT, AND ANY OTHER APPLICABLE STATE LAW, OR (II) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH SHARES WILL BE OFFERED FOR SALE, HYPOTHECATED, SOLD OR TRANSFERRED ONLY IN A TRANSACTION WHICH IS EXEMPT UNDER OR IS OTHERWISE IN COMPLIANCE WITH THE APPLICABLE SECURITIES LAWS.

(d). Each RTC Shareholder acknowledges that neither the SEC, nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

(e). Each RTC Shareholder acknowledges that he has carefully reviewed such information as he has deemed necessary to evaluate an investment in USPR and its securities, including the USPR SEC Reports. To the full satisfaction of each RTC Shareholder, he has been furnished all materials that he has requested relating to USPR and the issuance of the Exchange Shares hereunder, and each RTC Shareholder has been afforded the opportunity to ask questions of USPR’s representatives to obtain any information necessary to verify the accuracy of any representations or information made or given to the RTC Shareholders

(f). Each RTC Shareholder understands and agrees that the Exchange Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Exchange Shares or any available exemption from registration under the Securities Act, the Exchange Shares may have to be

12

held indefinitely.  Each RTC Shareholder further acknowledges that the Exchange Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied (including, without limitation, USPR’s compliance with the reporting requirements under the Exchange Act), and further, USPR will refuse to register any transfer of securities by RTC Shareholder not made according to the Securities Act or other exemption thereof.

(g). Each RTC Shareholder acknowledges that an investment in USPR pursuant to this Agreement involves a high degree of risk.

(h). The RTC Shareholder agrees that, notwithstanding anything contained herein to the contrary, the warranties, representations, agreements and covenants of the RTC Shareholder under this Section 3.06 shall survive the Closing.

Section 3.07. Additional Legend; Consent. Additionally, the Exchange Shares will bear any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended. Each of the RTC Shareholders consents to USPR making a notation on its records or giving instructions to any transfer agent of Exchange Shares in order to implement the restrictions on transfer of the Exchange Shares.

ARTICLE IV

PLAN OF EXCHANGE

Section 4.01. The Exchange.

(a). Reference is hereby made to that certain Escrow Agreement by and among the USPR, the RTC Shareholders, and Daniel H. Luciano, Attorney at Law, as Escrow Agent (“Escrow Agent”) dated as of the date herein, as such agreement may be amended, modified and or restated (“Escrow Agreement”). The Escrow Agreement is incorporated herein by reference for all purposes.

(b). On the terms and subject to the conditions set forth in this Agreement and the Escrow Agreement, prior to Closing but not later than twenty (21) days following receipt of the shareholder approval provided in Section 7.07 of this Agreement;

(i). Each RTC Shareholder shall deliver to the Escrow Agent, the number of shares of common stock of RTC set opposite each RTC Shareholder’s name as set forth on Schedule 4.01, together with stock powers in favor of USPR (“RTC Shares”), free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, and

(ii) USPR will deposit with the Escrow Agent the number of shares of common stock of USPR set opposite each RTC Shareholders name as set forth on Schedule 4.01 (which amount totals 300,000,000 shares of USPR common stock) (subject however to the adjustment provided in sub-paragraph (d) of this Section 4.01, the “Exchange Shares”), free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, except as otherwise stated herein.

(c). It is agreed and understood by the parties that the Exchange Shares will be issued in the name of the respective RTC Shareholders and the RTC Shares will be issued in the name of USPR, provided that the Exchange Shares are subject the share adjustments contained in sub-paragraph (d) of this Section 4.01. Notwithstanding anything contained in this Agreement, the Escrow Agreement, or the certificates representing the shares, full voting rights shall attach to the Exchange Shares and RTC Shares while they remain in escrow pursuant to the Escrow Agreement.

13

(d) It is further understood and agreed to by the parties that; (i) pursuant to Section 3(A) of the Processing Agreement, PP LP is required to process ore concentrates resulting from certain ore supply contracts at their Plasma Processing Facility at a minimum run rate of five (5) tons per day for a minimum of twenty (20) consecutive days within 30 days from the Commencement Date (as defined in the Processing Agreement) (“Benchmark Run”) with each processed ton yielding a cash amount to RTC (net of all costs and expenses) of at least $50,000, (ii) the total cash amount to RTC (net of all costs and expenses) resulting from the Benchmark Run is a minimum of Five Million Dollars ($5,000,000) (5 tons x 20 days x $50,000 ton/day), (iii) if the Benchmark Run does not yield net cash proceeds of Five Million Dollars ($5,000,000) to RTC, then the number of Exchange Shares in total will be proportionately reduced in accordance with the following formula (expressed without regard to Dollars):

X multiplied by Y/Z

Where:

X equals Six Hundred Million (600,000,000),

Y equals the net proceeds received by RTC from the Benchmark Run, and

Z equals Five Million Dollars ($5,000,000).

By way of example:

If the Benchmark Run yields net cash proceeds to RTC of $4,000,000, the number of Exchange Shares issuable to the RTC Shareholders in total will be 480,000,000, as described below:

X equals Six Hundred Million (600,000,000),

Y equals net proceeds received by RTC from the Benchmark Run ($4,000,000), and

Z equals Five Million Dollars ($5,000,000)

So, 600,000,000 multiplied by ($4,000,000/$5,000,000) = 480,000,000 Shares and (iv) the number of Exchange Shares to be received by each RTC Shareholder as depicted on Schedule 4.01 will be proportionately reduced in accordance with the foregoing.

Section 4.02. Closing.  The closing (the “Closing” or the “Closing Date”) of the transactions contemplated by this Agreement shall occur ") will occur no later than June 1, 2014 or such later date as agreed to in writing by the parties ("Closing Date"). Such Closing shall take place at a mutually agreeable time and place, and be conditioned upon all of the conditions of the Offering being met. It is the intent of the Parties that a Closing will be effected even if the Exchange Shares are proportionately reduced as provided in 4.01(d).

Section 4.03.  Closing Events.  At the Closing, USPR, RTC and the RTC Shareholders shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Section 4.04. Termination. In the event the parties are unable to effect a Closing of the transactions contemplated herein on or before the Closing Date, then in such event; as provided in the

14

Section 3.03 of the Escrow Agreement, USPR and the RTC Shareholders shall be required to submit to the arbitration provisions contained in the Escrow Agreement.

ARTICLE V

SPECIAL COVENANTS

Section 5.01. Access to Properties and Records. USPR and RTC will each afford to the officers and authorized representatives of the other full access to the properties, books and records of USPR or RTC, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of USPR or RTC, as the case may be, as the other shall from time to time reasonably request.

Section 5.02. Delivery of Books and Records.  At the Closing, RTC shall deliver to USPR, the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of USPR which is now in the possession of USPR or its representatives.

Section 5.03. Third Party Consents and Certificates.  USPR and RTC agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 5.04. [Intentionally Left Blank]

Section 5.05. Indemnification.

(a). RTC hereby agrees to indemnify USPR and each of the officers, agents and directors of USPR as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever) (the “Loss”), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article I of this Agreement.  The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

(b). The RTC Shareholders, jointly and severally, agree to indemnify USPR and each of the officers, agents and directors of USPR as of the date of execution of this Agreement against any Loss, to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article I and Article III of this Agreement.  The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

(c). USPR hereby agrees to indemnify RTC and each of the officers, agents, and directors of RTC and the RTC Shareholders as of the date of execution of this Agreement against any Loss to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II of this Agreement.  The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

Section 5.06. The Acquisition of Exchange Shares.  USPR, RTC Shareholders, and RTC understand and agree that the consummation of this Agreement including the issuance of the Exchange Shares to the RTC Shareholders in exchange for the RTC Shares as contemplated hereby constitutes the

15

offer and sale of securities under the Securities Act and applicable state statutes.  USPR, RTC Shareholders, and RTC agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes, which depend, among other items, on the circumstances under which such securities are acquired.

(a). In connection with the transaction contemplated by this Agreement, USPR, RTC Shareholders, and RTC shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the shareholders of RTC reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

(b). In order to more fully document reliance on the exemptions as provided herein, RTC, the RTC Shareholders, and USPR shall execute and deliver to the other, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like as RTC or USPR and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

(c). The RTC Shareholders acknowledge that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

Section 5.07. Required Corporate Actions. In connection with the transactions contemplated herein, USPR hereby agrees to undertake the following actions as stated;

(a). At or prior to Closing, the Board of Directors of USPR shall have directed the Secretary of USPR to serve notice convening a general meeting of shareholders of USPR or to conduct a vote in lieu of a meeting pursuant to the General Corporate Law of Delaware to increase its authorized shares of common stock to 1,000,000,000 (“Charter Amendment”).

Section 5.08. Additional Corporate Actions. In connection with the transactions contemplated herein, USPR hereby agrees to undertake the following additional corporate actions as stated;

(a). as soon as possible following the execution of this Agreement, obtain USPR shareholder approval of the Charter Amendment.

(b). (i) as soon as possible following the execution of this Agreement, prepare and file, as promptly as possible, with the SEC a Preliminary and, thereafter, a Definitive Schedule 14C Information Statement or Schedule 14A Proxy Statement with respect to the Charter Amendment, (ii) promptly respond to comments from the SEC and promptly file any required amendments to the Schedule 14C Information Statement or Schedule 14A Proxy Statement, if any, (iii) timely mail the stated Information Statement to its shareholders, and (iv) prepare and timely file with the SEC a Form 8-K disclosing the Charter Amendment.

(c). as soon as possible following the receipt of the required shareholder approval from the USPR shareholders, (i) file the applicable forms with FINRA to reflect the Charter Amendment, and (ii) immediately following receipt of approval from FINRA, prepare and file an amendment to (or restatement of) its Articles of Incorporation with respect to the Charter Amendment with the Delaware Secretary of State.

16

Section 5.09. Fees and Expenses. All Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses whether or not the transaction is consummated. As used in this Agreement, “Expenses” shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and all other matters relating to the closing of the transactions contemplated hereby.

ARTICLE VI

CONDITIONS PRECEDENT TO

OBLIGATIONS OF USPR

Unless otherwise waived in writing by USPR, the obligations of USPR under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 6.01. Accuracy of Representations and Performance of Covenants.  The representations and warranties made by RTC and RTC Shareholders in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement).  RTC shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by RTC prior to or at the Closing.

Section 6.02. Officer’s Certificate. USPR shall have been furnished with certificates dated the Closing Date and signed by a duly authorized chief executive officer of RTC, certifying that (a) each representations and warranties of RTC contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date and (b) the RTC Schedules are correct, true and accurate on the Closing Date, inclusive of updated Schedules.

Section 6.03. Secretary’s Certificate. USPR shall have received a Certificate of Secretary of RTC in a form acceptable to USPR certifying attached copies of (i) the Articles of Incorporation, (ii) the resolutions of the RTC Board approving this Agreement, related documents and the transactions contemplated hereby and thereby; and (iii) the incumbency of each authorized officer of RTC this Agreement and related agreements.

Section 6.04. Benchmark Run. The Benchmark Run as defined in Section 4.01(d) shall have occurred and RTC has received cash proceeds from the Benchmark Run (net of all costs and expenses) of at least $50,000 per ton, subject to the share adjustment provided in Section 4.01(d).

Section 6.05. Approval by RTC Shareholders.  The Exchange shall have been approved by the holders of one hundred percent (100%) of the issued and outstanding shares of capital stock of RTC.

Section 6.06. No Governmental Prohibition.  No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

17

Section 6.07. Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of RTC after the Closing Date on the basis as presently operated shall have been obtained.

Section 6.08. [Intentionally Left Blank]

Section 6.09. No Closing Material Adverse Effect. From the date of this Agreement until the Closing Date, there has not occurred a material adverse change in any of the assets, properties, business or operations of RTC.

Section 6.10. Other Items.

(a). USPR shall have received a list containing the name, address, and number of shares held by the RTC Shareholders as of the date of Closing, certified by an executive officer of RTC as being true, complete and accurate; and

(b). USPR shall have received such further opinions, documents, certificates or instruments relating to the transactions contemplated hereby as USPR may reasonably request.

ARTICLE VII

CONDITIONS PRECEDENT TO OBLIGATIONS

OF RTC AND THE RTC SHAREHOLDERS

Unless otherwise waived in writing by RTC, the obligations of RTC and the RTC Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 7.01. Accuracy of Representations and Performance of Covenants.  The representations and warranties made by USPR in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date.  Additionally, USPR shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by USPR.

Section 7.02. Officer’s Certificate. RTC shall have been furnished with certificates dated the Closing Date and signed by duly authorized executive officers of USPR, certifying that that each representation and warranty of USPR contained in this Agreement (a) shall have been true and correct as of the date of this Agreement and (b) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing.

Section 7.03. Secretary’s Certificate. RTC shall have received a Certificate of Secretary of the USPR in a form acceptable to RTC certifying attached copies of (i) Articles of Incorporation of USPR, (ii) the resolutions of the USPR Board approving this Agreement, related documents and the transactions contemplated hereby and thereby; and (iii) the incumbency of each authorized officer of USPR this Agreement and related agreements.

Section 7.04. [Intentionally Left Blank]

18

Section 7.05. No Governmental Prohibition.  No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 7.06. Consents.  All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of USPR after the Closing Date on the basis as presently operated shall have been obtained.

Section 7.07. Agreement and Charter Amendments. The Agreement, and the transactions contemplated herein, and Charter Amendment shall have been approved by a majority of USPR’s shareholders.

Section 7.08. No Closing Material Adverse Effect. From the date of this Agreement until the Closing Date, there has not occurred a material adverse change in any of the assets, properties, business or operations of USPR.

Section 7.09. Other Items.  RTC shall have received further opinions, documents, certificates, or instruments relating to the transactions contemplated hereby as RTC may reasonably request.

ARTICLE VIII

CONDUCT PRIOR TO CLOSING

Section 8.01. Conduct of Business by the USPR. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing Date, the USPR shall carry on its business in the ordinary course and in substantial compliance with all applicable laws and regulations, pay their respective debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due subject to good faith disputes over such obligations, and use their commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of each of its present officers and employees, respectively, and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees and others with which each party has business dealings material to their respective business.

Section 8.02. Conduct of Business by the RTC. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing Date, each RTC member shall carry on its respective business in the ordinary course and in substantial compliance with all applicable laws and regulations, pay their respective debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due subject to good faith disputes over such obligations, and use their commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of each of its present officers and employees, respectively, and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees and others with which each party has business dealings material to their respective business.

19

ARTICLE IX

MISCELLANEOUS

Section 9.01.  Brokers.  USPR, RTC and the RTC Shareholders agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement.  USPR, on one hand, and RTC and each RTC Shareholders (jointly and severally), on the other, agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 9.02. Governing Law.  Except as provided in Section 3.03 of the Escrow Agreement. (i) this Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Florida, and (ii)  venue for all matters shall be in any federal or state court in Florida, without giving effect to principles of conflicts of law thereunder.  By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction. Each of the parties hereto agree that service of process to any party with respect to any action relating to the transactions contemplated by the Agreement may be accomplished pursuant to the methods set forth in Section 9.03.

Section 9.03. Notices.  Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to RTC, to:	175 SW 7th Street, Suite 2210 Miami, Florida 33130

If to a RTC Shareholder to:	The respective address of each such party as set forth in Schedule 4.01

If to USPR, to:	176 Route 9 North Suite 306 Marlboro, New Jersey 07728 With copies to: Daniel H. Luciano, Esq. 242A West Valley Brook Road Califon, New Jersey 07830

20

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 9.04. Attorney’s Fees.  In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 9.05. Confidentiality.  Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.  In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

Section 9.06. Public Announcements and Filings.  Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties.  Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

Section 9.07. Schedules; Knowledge.  Each party is presumed to have full knowledge of all information set forth in the other party’s schedules delivered pursuant to this Agreement.

Section 9.08. Third Party Beneficiaries.  This contract is strictly among the parties hereto, and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 9.09. Entire Agreement.  This Agreement (including its Schedules and exhibits) represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter. No supplement, modification or waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

21

Section 9.10. Survival; Termination.  The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of one year.

Section 9.11. Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 9.12. Amendment or Waiver.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 9.13. Commercially Reasonable Efforts.  Subject to the terms and conditions herein provided, each party shall use its commercially reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable.  Each party also agrees that it shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

Section 9.14. Facsimile Signatures.  Facsimile signatures shall be deemed rebuttably valid as to the execution of this Agreement.

Section 9.15. Mutual Drafting. No party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any party.

[Signature Pages Follow]

22

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above written.

US PRECIOUS METALS, INC.

By:
Name: Gennaro Pane
Title: Chief Executive Officer

RESOURCE TECHNOLOGY CORPORATION

By:
Name: Constance Boyd
Title: Secretary/Treasurer

RTC SHAREHOLDERS

_____________________________

Wolz International, LLC

By: Gennaro Pane-Member

_____________________________

Titan Productions, LP

By: Constance Boyd-General Partner

_____________________________

Mercury6, LP

By: Chad Altieri -General Partner

23

Schedule 4.01